UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2016
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 24, 2016, at the Nu Skin Enterprises, Inc. (the "Company") 2016 Annual Meeting of Stockholders (the "Annual Meeting"), the Company's stockholders adopted and approved the Second Amended and Restated 2010 Omnibus Incentive Plan (the "Second Amended and Restated Plan"), which previously had been approved by the Company's Board of Directors and Compensation Committee, subject to stockholder approval.

The Second Amended and Restated Plan amends the Amended and Restated 2010 Omnibus Incentive Plan (the "Amended and Restated Plan") primarily as follows:

1.
Share Reserve. As of December 31, 2015, 213,997 shares of our common stock had been issued against the total shares authorized under the Amended and Restated Plan, 5,719,707 shares were reserved for issuance for outstanding awards and 1,681,010 shares had reverted to the share reserve due to termination, expiration, and, with respect to restricted stock units, withholding or tendering for tax liabilities. Accordingly, only 1,247,306 shares were available for future grants of awards as of such date. The share authorization net increase of 3,752,694 shares (resulting in a total available reserve of 5,000,000 shares for new awards as of the effective date, less grants made since December 31, 2015), will help us to have a sufficient reserve of common stock available under the Second Amended and Restated Plan to allow us to continue to provide equity incentives to our executive officers and employees at a competitive level.

2.
Share Counting. The share-counting methodology that we will use under the Second Amended and Restated Plan is different from that previously used. In particular, under the Amended and Restated Plan, each share of our common stock granted subject to an award other than a stock option or stock appreciation right counted against the aggregate Amended and Restated Plan limit as 2.6 shares, even though only one share was actually granted. Under the Second Amended and Restated Plan, each share of our common stock that is subject to an award other than a stock option or stock appreciation right granted after December 31, 2015 will count against the aggregate Second Amended and Restated Plan limit as 2.25 shares.

3.
Cap on Non-employee Director Compensation. The Second Amended and Restated Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards under the Second Amended and Restated Plan and all cash compensation, whether granted under the Second Amended and Restated Plan or otherwise, granted to any non-employee director during any single calendar year shall not exceed $750,000.

4.
Cancellation of Awards; Clawback or Recoupment. The Second Amended and Restated Plan provides that any award shall be cancelled if the participant, without the consent of the company, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity or material misconduct that is in conflict with or adverse to the interest of the company or any subsidiary (including conduct contributing to any financial restatement or financial irregularities), as determined by the Executive Compensation Committee of the Company's Board of Directors in its sole discretion. Furthermore, all compensation awarded under the Second Amended and Restated Plan and prior plans will be subject to recovery or other penalties pursuant to (i) any clawback policy of the Company, as may be adopted or amended from time to time, and (ii) any applicable law, rule or regulation or applicable stock exchange rule, including, without limitation, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Securities Exchange Act of 1934 and any applicable stock exchange listing rule adopted pursuant thereto. The Second Amended and Restated Plan provides that, by accepting an award under the Second Amended and Restated Plan, a participant agrees to such recovery or other penalties.

5.
Minimum Vesting. The Second Amended and Restated Plan generally prohibits options and stock appreciation rights granted after the Second Amended and Restated Plan's effective date from vesting in less than one year from the date of grant. The Second Amended and Restated Plan also allows a limited exception, that with respect to options or stock appreciation rights, up to five percent of the available shares authorized for issuance under the Second Amended and Restated Plan as of the Second Amended and Restated Plan's effective date may vest (in full or in part) in less than one year from their grant date. Options and stock appreciation rights that vest in full or in part upon the participant's death or disability or upon a change in control of the company will not count toward this five percent limit.

6.	Termination Date. The termination date was extended to the tenth anniversary of the effective date of the Second Amended and Restated Plan, which will be May 24, 2026.

The above description of the Second Amended and Restated Plan is qualified in its entirety by reference to the full text of the Second Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.1. A more detailed summary of the Second Amended and Restated Plan can be found in the Company's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2016.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company's stockholders approved the following proposals at the Annual Meeting on May 24, 2016:

•	Election of eight directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

•	Advisory approval of the Company's executive compensation;

•	Approval of the Second Amended and Restated 2010 Omnibus Incentive Plan; and

•	Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

The voting results were as follows:
	For	Against	Abstain	Broker Non-Votes
Election of Directors
Nevin N. Andersen	39,330,499	462,037	35,711	6,832,687
Daniel W. Campbell	39,265,669	527,067	35,511	6,832,687
M. Truman Hunt	39,656,481	145,143	26,623	6,832,687
Andrew D. Lipman	39,579,737	212,646	35,864	6,832,687
Steven J. Lund	39,615,883	187,534	24,830	6,832,687
Neil H. Offen	39,628,726	163,456	36,065	6,832,687
Thomas R. Pisano	39,314,459	477,925	35,863	6,832,687
Edwina D. Woodbury	39,334,490	459,227	34,529	6,832,688

Advisory Vote to Approve the Company's Executive Compensation	39,554,189	234,424	39,634	6,832,687

Approval of the Second Amended and Restated 2010 Omnibus Incentive Plan	34,520,987	5,267,466	39,793	6,832,688

Ratification of PricewaterhouseCoopers LLP	45,955,250	677,326	28,358	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1 Second Amended and Restated 2010 Omnibus Incentive Plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  May 24, 2016

EXHIBIT INDEX

Exhibit No. Exhibit Description
10.1 Second Amended and Restated 2010 Omnibus Incentive Plan.